UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2024

PHOTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	0-15451	06-0854886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Secor Road, Brookfield, CT 06804

(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (203) 775-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2024, Photronics, Inc. (the “Company”) announced that John Jordan will retire from his position as executive vice president and chief financial officer of the Company, effective February 23, 2024. On February 23, 2024, the Company and Mr. Jordan will enter into a Separation Agreement, pursuant to which Mr. Jordan will be entitled to (i) a payment of  $410,000 (equal to his base salary for a 12 month period) payable in 26 equal installments in accordance with the Company’s current pay practices starting on the effective date of the Separation Agreement, (ii) continuation of medical and dental coverage for a period of 360 days after the effective date of the Separation Agreement and (iii) the immediate vesting of 23,750 shares of restricted stock of the Company that was previously granted to Mr. Jordan.

The Separation Agreement will contain a general release by Mr. Jordan of the Company of certain claims through the effective date of the Separation Agreement. Mr. Jordan will also be subject to certain non-competition and non-solicitation provisions for a period of 12 months from the effective date of the Separation Agreement.

The Separation Agreement will also contain non-disparagement and confidentiality provisions, as well as a provision to return Company property.

The following description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The matters described in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

On January 23, 2024, the Company announced it would appoint Eric Rivera, currently the Company’s vice president, chief accounting officer and corporate controller, to the role of interim chief financial officer of the Company, effective February 23, 2024 upon Mr. Jordan’s retirement. Mr. Rivera will also succeed Mr. Jordan in the role of interim principal financial officer.

Mr. Rivera, 47, has served as the Company’s vice president, corporate controller since April 2016, and served as the principal accounting officer since 2020. Mr. Rivera will retain the role of corporate controller and principal accounting officer during the interim appointment.

Mr. Rivera earns an annual salary of $311,313 and is eligible for a bonus consistent with the Company’s bonus plan. He was previously granted 13,000 shares of restricted stock awards pursuant to the Company’s equity incentive plan for his performance in 2023.

On January 23, 2024, the Company issued a press release announcing the retirement of Mr. Jordan and the appointment of Mr. Rivera, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTRONICS, INC.

Date: January 23, 2024	By:	/s/ Richelle E. Burr
	Name:	Richelle E. Burr
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary